                                                               EXHIBIT 16.C



Strategic Dividend - Class C
10/21/94 - 07/31/95
                                                    Since           Since
                                                  Inception       Inception
                                                Average Annual      Total
                                                 Total Return      Return*
                                                --------------   ------------
Initial Investment                               $ 1,000.00       $ 1,000.00

Divided by Net Asset Value                            11.84            11.84
                                                 ----------       ----------
Equals Shares Purchased                              84.459           84.459

Plus Shares Acquired through
  Dividend Reinvestment                               8.406            8.406
                                                 ----------       ----------
Equals Shares Held at 7/31/95                        92.865           92.865

Multiplied by Net Asset Value at 7/31/95              12.20            12.20
                                                 ----------       ----------
Equals Ending Value before deduction for
  contingent deferred sales charge                 1,132.95         1,132.95

Loss deferred sales charge                          (10.00)             0.00
                                                 ----------       ----------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 7/31/95               1,122.95         1,132.95
                                                 ----------       ----------
Divided by $1,000 (P)                                1.1230           1.1330

Subtract 1                                           0.1230           0.1330

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)          12.30%
                                                 ==========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                               13.30%
                                                                 ===========
ERV divided by P                                     1.1230

Raise to the power of                                1.2898

Equals                                               1.1613
                                                 ----------
Subtract 1                                           0.1613



Expressed as a percentage equals the
  Average Annualized Total Return                    16.13%
                                                 ==========


* Does not include sales charge for the period.

                                                                EXHIBIT 16.C



Strategic Dividend - Class D
10/21/94 - 07/31/95
                                                    Since           Since
                                                  Inception       Inception
                                                Average Annual      Total
                                                 Total Return      Return*
                                                --------------   ------------
Initial Investment                              $ 1,000.00      $ 1,000.00

Divided by Initial Maximum Offering Price            12.51
                                                ----------
Divided by Net Asset Value                                           11.85
                                                                ----------
Equals Shares Purchased                             79.958          84.388

Plus Shares Acquired through
  Dividend Reinvestment                              8.273           8.732
                                                ----------      ----------

Equals Shares Held at 7/31/95                       88.231          93.120

Multiplied by Net Asset Value at 07/31/95            12.24           12.24
                                                ----------      ----------

Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 7/31/95              1,079.95        1,139.79

Divided by $1,000 (P)                               1.0799          1.1398

Subtract 1                                          0.0799          0.1398

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)          7.99%
                                                ==========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                             13.98%
                                                                ==========
ERV divided by P                                    1.0799

Raise to the power of                               1.2898

Equals                                              1.1043

Subtract 1                                          0.1043

Expressed as a percentage equals the
  Average Annualized Total Return                   10.43%
                                                ==========



* Does not include sales charge for the period.